Exhibit 99.1

R. L. Polk & Co. and Subsidiaries Consolidated Financial Statements
March 31, 2013

Independent Auditor's Report

To the Board of Directors and the Stockholders of
R. L. Polk & Co. And Subsidiaries

We have audited the accompanying consolidated financial statements of R. L. Polk & Co., which comprise the consolidated balance sheet as of March 31, 2013, and the related consolidated statements of income and comprehensive income, of stockholders' equity, and of cash flows for the year then ended.

Management's Responsibility for the Consolidated Financial Statements

Management is responsible for the preparation and fair presentation of the consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditor's Responsibility

Our responsibility is to express an opinion on the consolidated financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on our judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, we consider internal control relevant to the Company's preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of R. L. Polk & Co. at March 31, 2013, and the results of their operations and their cash flows for the year then ended in accordance with accounting principles generally accepted in the United States of America.

/s/ PricewaterhouseCoopers LLP

Detroit, Michigan
June 3, 2013

R. L. POLK & CO. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEET
MARCH 31, 2013
Dollars in thousands

ASSETS	2013

CURRENT ASSETS:
Cash and cash equivalents	$44,689
Accounts receivable, net	56,813
Prepaid expenses and other	8,560
Income taxes receivable	1,584
Deferred income taxes	475
Total current assets	112,121

OTHER ASSETS:
Property and equipment, net	29,376
Building under capital lease, net	5,462
Excess of cost over fair value of net assets acquired	42,747
Deferred income taxes	5,507
Intangibles	20,691
Other assets	10,998

TOTAL ASSETS	$226,902

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES:
Accounts payable	$11,213
Accrued expenses	11,280
Billings and deposits on unfilled orders	12,186
Salaries and payroll related liabilities	25,551
Income tax payable	525
Current portion of long-term incentive plan	532
Current portion of license agreement	539
Current obligation under capital lease	124
Total current liabilities	61,950

Line of credit	40,000
Obligation under capital lease	4,571
Retirement benefit liabilities	946
Long-term incentive plans	15,543
Other long-term liabilities	3,006
Total liabilities	126,016
Commitments and Contingencies (Note 8)	—

STOCKHOLDERS’ EQUITY:
Common stock, no-par value, stated value $7.86 per share, authorized 1,000,000 shares;
issued and outstanding 501,385 shares at March 31, 2013	3,942
Accumulated other comprehensive income	2,062
Retained earnings	94,882
Total stockholders’ equity	100,886
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$226,902

The accompanying notes are an integral part of these Consolidated Financial Statements.

R. L. Polk & Co. and Subsidiaries 2013 Annual Report

R. L. POLK & CO. AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF INCOME
YEAR ENDED MARCH 31, 2013
Dollars in thousands

2013

Net revenue	$403,400
Compensation and related expenses	168,849
Direct materials and other operating expenses	73,464
General and administrative	66,638
Depreciation and amortization	21,301
Other losses (gains)
Restructuring charge	1,685
Foreign currency exchange losses	238
Gain on sale of business	(200)
Pension settlement loss	37,192
Net other losses	38,915

Income from operations before interest and income taxes	34,233
Interest and investment income, net	(516)
Interest and other expense	652
Income from operations before income taxes	34,097
Income taxes	14,409

Net income	$19,688

CONSOLIDATED STATEMENT OF COMPREHENSIVE INCOME
YEAR ENDED MARCH 31, 2013
Dollars in thousands

2013

Net income	$19,688
Other comprehensive income (loss):
Defined benefit pension and postretirement plans, net of taxes of $13,162 for the year ended March 31, 2013	20,588
Foreign currency translation	(1,001)
Change in unrealized holding gain, net of taxes	113
Total other comprehensive income	19,700
Total comprehensive income	$39,388

The accompanying notes are an integral part of these Consolidated Financial Statements.

R. L. Polk & Co. and Subsidiaries 2013 Annual Report

R. L. POLK & CO. AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF STOCKHOLDERS’ EQUITY
YEAR ENDED MARCH 31, 2013
Dollars in thousands

	Common Stock		Accumulated Other Comprehensive Income (Loss)
	Shares	Amount	Net Unrealized Holding Gain	Currency Translation Adjustment	Pension and Post Retirement Benefit Plans	Retained Earnings	Total
BALANCE AT APRIL 1, 2012	501,572	$3,943	$77	$3,496	$(21,211)	$220,746	$207,051

Net income						19,688	19,688
Other comprehensive income			113	(1,001)	20,588		19,700
Cash dividends on common stock, $290.00 per share						(145,402)	(145,402)
Repurchase of common stock	(187)	(1)				(150)	(151)
BALANCE AT MARCH 31, 2013	501,385	$3,942	$190	$2,495	$(623)	$94,882	$100,886

The accompanying notes are an integral part of these Consolidated Financial Statements.

R. L. Polk & Co. and Subsidiaries 2013 Annual Report

R. L. POLK & CO. AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF CASH FLOWS
YEAR ENDED MARCH 31, 2013
Dollars in thousands

2013
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$19,688
Adjustments to reconcile net income to net cash
provided by operating activities:
Depreciation and amortization	21,301
Prepaid pension	2,064
Gain on sale of business	(200)
Deferred income taxes	(4,779)
Long-term incentive plan	8,301
Pension settlement loss	37,192
Deferred tax liability related to pension settlement	(12,908)
Changes in assets and liabilities
Accounts receivable	(1,347)
Prepaid expenses and other	2,907
Income taxes payable	2,287
Accounts payable and accrued liabilities	4,081
Salaries and payroll related liabilities	4,613
Billings and deposits on unfilled orders	(354)
Long-term incentive plan	(1,193)
Changes in certain assets, liabilities and other items	(1,900)
Net cash provided by operating activities	79,753
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment and capitalized data	(24,452)
Cash received from note receivable	521
Investment in limited partnership	(150)
Proceeds from sales of marketable securities, net of interest income	25,164
Proceeds from sale of business	200
Net cash provided by investing activities	1,283

CASH FLOWS FROM FINANCING ACTIVITIES:
Payment on capital lease obligation	(66)
Repurchase of common stock	(151)
Payment of dividends	(145,402)
Line of credit borrowing	60,000
Line of credit repayments	(20,000)
Net cash used in financing activities	(105,619)
EFFECT OF EXCHANGE RATE CHANGES ON CASH:
Effect of exchange rate changes on cash	(566)
NET DECREASE IN CASH AND CASH EQUIVALENTS	(25,149)
CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR	69,838
CASH AND CASH EQUIVALENTS AT END OF YEAR	$44,689

The accompanying notes are an integral part of these Consolidated Financial Statements.

R. L. Polk & Co. and Subsidiaries 2013 Annual Report

R. L. POLK & CO. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Dollars in thousands)

1.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Operations - R. L. Polk & Co. (the “Company”) provides essential information for making business decisions by collecting, analyzing, and interpreting data, mainly for the transportation industry. Customers are located primarily in North America and Europe.

Principles of Consolidation - The Consolidated Financial Statements include the Company and all majority-owned subsidiaries in which the Company has a controlling financial interest. Significant intercompany accounts and transactions have been eliminated in consolidation.

Arrangements with other business enterprises are also evaluated, and those in which the Company is determined to have a controlling financial interest are consolidated. The Company has evaluated its arrangements with other business enterprises in accordance with Financial Accounting Standards Board Accounting Standards Codification (“FASB ASC”) Topic 810, “Consolidation”, and has not consolidated any variable interest entities as the impact would be immaterial to the Company's Consolidated Financial Statements.

Use of Estimates - The preparation of Consolidated Financial Statements, in conformity with accounting principles generally accepted in the United States of America, requires management to make estimates and assumptions that affect the reported amounts in the financial statements and accompanying notes. Actual results could differ from those estimates.

Foreign Currency Translations - Assets and liabilities of the Company's subsidiaries operating outside the United States, which are accounted for in a functional currency other than the U.S. dollar, are translated into U.S. dollars using year-end exchange rates. Revenues and expenses are translated at the average monthly exchange rates in effect during the year. Unrealized foreign currency translation gains and losses are included as a component of accumulated other comprehensive income within stockholders' equity. Realized transaction gains and losses are included in net income.

Cash and Cash Equivalents consist of deposits with financial institutions. Highly liquid investments with a maturity of three months or less at the date of purchase may be excluded from cash and cash equivalents if the funds are not immediately required for normal operations.

Accounts Receivable, Net - Trade accounts receivable are presented net of allowances for doubtful accounts of $1,567 at March 31, 2013. The allowance for doubtful accounts is maintained at a level deemed appropriate based on such factors as the age of receivable balances, historic loss and collection experience, and any specific customer collection issues that have been identified. The allowance is charged when receivables are determined to be uncollectible. The carrying value of accounts receivable approximates fair value.

Property and Equipment are stated at cost, less accumulated depreciation and impairments. Depreciation and amortization are computed based upon the estimated useful lives of the respective assets using the straight-line method. Estimated useful lives are 5 to 7 years for vehicles and other equipment, 7 to 10 years for furniture and fixtures, and 3 to 5 years for systems, software and databases. Leasehold improvements are depreciated over the lesser of the lease term or the estimated useful life.

R. L. Polk & Co. and Subsidiaries 2013 Annual Report

R. L. POLK & CO. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Dollars in thousands)

Excess of Cost Over Fair Value of Net Assets Acquired (“Goodwill”) - The Company assesses goodwill for impairment on an annual basis by reviewing relevant qualitative and quantitative factors. More frequent evaluations may be required if the Company experiences changes in its business climate or as a result of other triggering events that take place. If carrying value exceeds fair value, a possible impairment exists and further evaluation is performed.

The Company follows the provisions of Accounting Standards Update 2011-8, "Intangibles - Goodwill and Other (Topic 350): Testing for Goodwill Impairment", and performs a one-step ("Step Zero") qualitative assessment for its annual goodwill impairment test. In conducting the qualitative assessment, the Company considers relevant events and circumstances that affect the fair value or carrying amount of a reporting unit. Such events and circumstances can include macroeconomic conditions, industry and market considerations, overall financial performance, and reporting unit specific events. The Company considers the extent to which each of the adverse events and circumstances identified affect the comparison of a reporting unit's fair value with its carrying amount. The Company places more weight on the events and circumstances that most affect a reporting unit's fair value or the carrying amount of its net assets. The Company considers positive and mitigating events and circumstances that may affect its determination of whether it is more likely than not that the fair value of a reporting unit is less than its carrying amount. The Company also considers recent valuations of its reporting units, including the difference between the most recent fair value estimate and the carrying amount. These factors are all considered by management in reaching its conclusion about whether to perform the first step of the goodwill impairment test. If management concludes that further testing is required, the Company would perform a quantitative valuation to estimate the fair value of its reporting units.

Intangible Assets consist of data purchases by an operating subsidiary and contracts acquired through business combinations. The data purchases are amortized over their estimated useful lives of 5 years. Other intangibles are amortized over estimated useful lives of 10 years.

Asset Impairment - The Company evaluates the carrying value of its long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. These evaluations are primarily based on the estimated recoverability of the assets' carrying value.

Income Taxes - Deferred income taxes are provided for temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes.

The Company follows the provisions of FASB ASC Subtopic 740-10, “Accounting for Uncertainty in Income Taxes”, which prescribes standards for the recognition and measurement of tax positions taken or expected to be taken in an income tax return. The interpretation requires that the tax effects of a position be recognized only if it is “more likely than not” to be sustained based solely on its technical merits as of the reporting date. The more likely than not threshold represents a positive assertion by management that a company is entitled to the economic benefit of a tax position. If a tax position is not considered more likely than not to be sustained based solely on its technical merits, no benefits of the tax position are to be recognized. Moreover, the more likely than not threshold must continue to be met in each reporting period to support continued recognition of a benefit. The Company is required to adjust its financial statements to reflect only those tax positions that are more likely than not to be sustained.

R. L. Polk & Co. and Subsidiaries 2013 Annual Report

R. L. POLK & CO. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Dollars in thousands)

As of March 31, 2013, an accrual for the potential payment of penalties was deemed not necessary due to immateriality. If deemed necessary, the Company will record accrued penalties as a component of the provision for income taxes in the Consolidated Statement of Income. The Company recognizes interest expense related to unrecognized tax benefits in the provision for income taxes.

Revenue Recognition - Revenues from services are recognized ratably over the contract period as services are performed, and a liability is recognized for the unearned portion. Revenues from sales of direct marketing products are recognized when the product is shipped. Revenues from royalty agreements are recognized as earned over the contract term. Amounts collected from customers for postage costs are included in revenue, and the corresponding postage expense is included in direct materials and other operating expenses.

Advertising Costs - Production costs are expensed as of the first date the advertisements take place. Advertising expenses included in general and administrative expenses were $34,853 in fiscal 2013. Liabilities for advertising were $2,543 as of March 31, 2013 and are included in accrued expenses and accounts payable in the amounts of $1,677 and $866, respectively.

Software Licenses - The Company expenses software licensing costs over the licensing period stated in the agreement. Software license purchases without specified terms are included in property and equipment, and are amortized over a three year term.

Data Acquisition Costs - The Company expenses data acquisition costs for its products that rely on current, short-term data. The Company capitalizes as long-term assets data acquisition costs for its products which rely upon historical, long-term data. The costs of capitalized data are amortized over an estimated useful life of five years.

Nonmonetary Transactions - In the normal course of business, a subsidiary of the Company enters into nonmonetary exchanges including vehicle history reports and other VIN information for the receipt of data.  The transactions have not been reflected in the Consolidated Financial Statements as management believes neither the fair value of the data received nor the services exchanged in the transaction are objectively determinable for most transactions. For those transactions which a fair value is objectively determinable, management believes the financial impact is not significant and the absence of recording these transitions does not render the Consolidated Financial Statements misleading.

Pension Plans and Postretirement Benefits Other Than Pensions - Annual net periodic pension expense and benefit liabilities under defined benefit pension plans are determined on an actuarial basis. Assumptions used in the actuarial calculations have a significant impact on plan obligations and expense. Annually, the Company reviewed the actual experience compared to the more significant assumptions used and makes adjustments to the assumptions, if warranted. The healthcare trend rates are reviewed with the actuaries based upon the results of their review of claims experience. Discount rates are based upon an expected benefit payments duration analysis and the equivalent average yield rate for high-quality fixed-income investments. Prior to termination of the Polk Retirement plan, pension benefits were funded through deposits with trustees and the expected long-term rate of return on fund assets is based upon actual historical returns modified for known changes in the market and any expected change in investment policy. Postretirement benefits are not funded and it is the Company's policy to pay these benefits as they become due.

R. L. Polk & Co. and Subsidiaries 2013 Annual Report

R. L. POLK & CO. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Dollars in thousands)

On September 1, 2011 the Polk Retirement Plan was amended to suspend all future benefit accruals. On November 8, 2011 the Company filed a determination letter request with the Internal Revenue Service (“IRS”) that upon termination the Polk Retirement Plan satisfies the qualification requirements under the applicable sections of the Internal Revenue Code (“IRC”). Favorable determination was received from the IRS on November 15, 2012 and during the fourth quarter of fiscal 2013 the Company completed the formal termination process. All participant obligations were settled through an annuity purchase or a lump sum payment.

On March 11, 2013, the R. L. Polk & Co. Postretirement Health Plans were amended and restated to terminate the plans effective December 31, 2013.

Other Benefit Plans - Effective April 2011, the Company established the R. L. Polk & Co. Phantom Share Plan (“PSP”). The PSP is designed to reward and incent employees and non employee directors, for their long-term contributions to the Company. Compensation expense is recognized annually over the service period related to the awards based on estimated value of the awards at the time of the cash payout. Expense adjustments will be recognized annually as the estimated value changes, with the final adjustment recognized at the time of payout. The Company recorded a liability in the consolidated balance sheet at March 31, 2013 for the estimated amount to be paid out.

Fair Value of Financial Instruments - Financial instruments consist primarily of cash and cash equivalents, marketable securities, accounts receivable, accounts payable, accrued expenses and long-term debt. The carrying amounts of these items approximate their fair market values.

Fair Value Measurements - FASB ASC Topic 820, “Fair Value Measurements” (“ASC Topic 820”) defines fair value, establishes a framework for measuring fair value and requires enhanced disclosures about fair value measurements. ASC Topic 820 requires companies to disclose the fair value of their financial instruments according to a fair value hierarchy as defined in the standard. The Company also measures the fair value of certain assets on a non-recurring basis when events or changes in circumstances indicate that the carrying amount of the assets may not be recoverable. These assets include goodwill and other intangible assets. The Company uses a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (level 1 measurements) and the lowest priority to unobservable inputs (level 3 measurements). The three levels of the fair value hierarchy under ASC 820 are described below:

R. L. Polk & Co. and Subsidiaries 2013 Annual Report

R. L. POLK & CO. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Dollars in thousands)

Level 1	Inputs to the valuation methodology are unadjusted quoted prices for identical assets or liabilities in active markets.

Level 2
Inputs to the valuation methodology include:
•Quoted prices for similar assets or liabilities in active markets;
•Quoted prices for identical assets or liabilities in active markets with restricted access to those quoted prices;
•Quoted prices for identical or similar assets or liabilities in inactive markets;
•Inputs other than quoted prices that are observable for the asset or liability;
•Inputs that are derived principally from or corroborated by observable market data by correlation or other means.
If the asset or liability has a specified (contractual) term, the Level 2 input must be observable for substantially the full term of the asset or liability.

Level 3	Inputs to the valuation methodology are unobservable and significant to the fair value measurement.

The asset's or liability's fair value measurement level within the fair value hierarchy is based on the lowest level of any input that is significant to the fair value measurement. Valuation techniques used maximize the use of observable inputs and minimize the use of unobservable inputs.

Subsequent Events - The Company evaluated subsequent events occurring through June 3, 2013, which is the date the financial statements were issued.

2. PROPERTY AND EQUIPMENT

At March 31,
2013
Systems and software	$33,161
Leasehold improvements	6,864
Hardware, office equipment and furniture	70,815
Construction in Progress	299
Total property and equipment	111,139

Less accumulated depreciation and amortization	81,763
Total	$29,376

Depreciation and amortization expense on property and equipment was $13,554 for fiscal 2013.

3. EXCESS OF COST OVER FAIR VALUE OF NET ASSETS ACQUIRED

At March 31,
2013
Balance at beginning of year, net	$42,781
Effects of foreign currency translation	(34)
Balance at end of year, net	$42,747

R. L. Polk & Co. and Subsidiaries 2013 Annual Report

R. L. POLK & CO. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Dollars in thousands)

The Company recognizes separate reporting units for goodwill impairment testing. Goodwill is reviewed for impairment during the fourth quarter of each year, and also upon the occurrence of triggering events. As of the beginning and end of fiscal 2013, accumulated amortization and impairment losses were $70,854. Gross goodwill was $113,635 and $113,601 as of the beginning of fiscal 2013 and the end of fiscal 2013, respectively. There were no impairments recorded during fiscal 2013.

For purposes of the goodwill test, the Company applied ASU 2011-8 and performed a Step Zero qualitative assessment of potential goodwill impairment. In performing the Step Zero assessment, the Company considered relevant events and circumstances that could affect the fair value or carrying amount of the Company's reporting units, such as macroeconomic conditions, industry and market considerations, overall financial performance, and reporting unit specific events. Based on the Step Zero analysis performed, the Company does not believe that it is more likely than not that the fair value of each of the reporting units with recorded goodwill is less than its carrying amount; therefore, the Company determined that Steps I and II are not required for the fiscal 2013 goodwill impairment test.

Goodwill is also adjusted to reflect exchange rate changes on goodwill recorded in foreign locations.

4. INTANGIBLE ASSETS

At March 31,
2013
Capitalized databases	$68,162
Other	461
Total intangible assets	68,623
Less accumulated amortization	47,932
Total	$20,691

Amortization expense on intangible assets was $7,459 for fiscal 2013. Amortization expense for fiscal 2014 through fiscal 2018 on the Company’s intangible assets, excluding any future purchases, will be $7,111, $5,847, $4,388, $2,409 and $908, respectively.

5. BORROWINGS

Line of Credit

At March 31, 2013, the Company had two bank lines of credit totaling $80,000. The $10,000 line of credit with JP Morgan Chase Bank, which expires September 30, 2014, provides for short-term borrowings. An unused commitment fee is payable quarterly in an amount equal to .20% of the Revolving Loan Commitment per annum. A second line of credit for $70,000 with Bank of America, which expires December 1, 2015, provides for long-term borrowings. An unused commitment fee is payable quarterly in the amount equal to .10% of the Revolving Loan Commitment per annum. The Company has met the funded debt to EBITDA covenant required in the lines of credit. As of March 31, 2013 there was $40,000 in borrowings outstanding under the credit line with Bank of America payable by the expiration date stated above. Interest is due quarterly until the principal balance is repaid in full. The rate was .8527 at March 31, 2013, which is equal to the LIBOR Daily Floating Rate + 0.65%. Letter of credit guarantees outstanding at March 31, 2013 were $175.

Cash paid for interest was $651 in fiscal 2013.

R. L. Polk & Co. and Subsidiaries 2013 Annual Report

R. L. POLK & CO. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Dollars in thousands)

6. INCOME TAXES

The amount of income (loss) from continuing operations before income taxes by U.S. and foreign jurisdictions for the year ended March 31, 2013 is as follows:

2013
United States	$39,576
Foreign	(5,479)
Total	$34,097

Income Tax Provision	2013
Current:
United States	$16,442
Foreign	790
State	1,956
Total	19,188
Deferred	(4,779)
Total for the year ended March 31	$14,409

R. L. Polk & Co. and Subsidiaries 2013 Annual Report

R. L. POLK & CO. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Dollars in thousands)

At March 31,
Deferred Tax Assets and Liabilities	2013
Current:
Deferred tax assets:
Accrued vacation	$504
Deferred compensation	434
Allowance for doubtful accounts	568
Licensing agreement	210
Other	616
2,332
Valuation allowance	(94)
Total current deferred tax assets	2,238

Deferred tax liabilities:
Prepaid expenses	1,763
Total current deferred tax liabilities	1,763
Net current deferred tax asset	$475

Long-term:
Deferred tax assets:
Depreciation	$5,454
Postretirement benefits other than pensions	282
Net operating loss and other tax carryforwards	15,048
Deferred compensation	6,195
Licensing agreement	158
Other liabilities	249
27,386
Valuation allowance	(15,141)
Total long-term deferred tax assets	12,245

Deferred tax liabilities:
Depreciation	6,738
Total long-term deferred tax liabilities	6,738
Net long-term deferred tax asset	$5,507

R. L. Polk & Co. and Subsidiaries 2013 Annual Report

R. L. POLK & CO. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Dollars in thousands)

Effective Tax Rate Reconciliation	2013

Tax at U.S. statutory rate - 35.0%	$11,933
Nondeductible business expenses	945
State taxes	1,022
Change in uncertain tax positions	21
Net effect of foreign operations	596
Valuation allowance	195
Utilization of tax credits	(690)
Other items	387
Provision for income taxes	$14,409
Effective tax rate	42.26%

Cash paid for income taxes net of refunds was $30,019 for the year ended March 31, 2013.

In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. Based on the expectations of future taxable income and that the deductible temporary differences will offset existing taxable temporary differences, management believes it is more likely than not that we will realize the benefits of these deductible differences, net of the existing valuation allowances, at March 31, 2013.

The Company has loss carryforwards from certain foreign subsidiaries of $58,093 at March 31, 2013. Loss carryforwards of $56,229 carryforward indefinitely and $1,864 will expire between fiscal 2022 and fiscal 2031. The Company has benefitted $12,494 of loss carryforwards at March 31, 2013.

The valuation allowance primarily relates to the uncertainty regarding the use of the Company’s net operating loss carryforwards, certain deferred deductions for capital allowances, and interest. At March 31, 2013, the valuation allowance increased by $322. At March 31, 2013, an increase of $927 relates to current year losses, current year changes and adjustments to prior year deferred tax amounts in certain jurisdictions where there is negative evidence which indicates that it is more likely than not that loss carryforwards and other net deferred tax assets will not be utilizable, and the remainder, a decrease of $605, is attributable to changes in exchange rates.

Deferred income taxes have not been provided on the undistributed earnings of foreign subsidiaries as these earnings have been, and under current plans will continue to be permanently reinvested in these subsidiaries. It is not practicable for the Company to estimate the amount of additional taxes which may be payable upon distribution. If the earnings were not considered permanently reinvested, U. S. federal deferred income taxes would have been recorded.

The Company has $2,404 of unrecognized tax benefits inclusive of interest at March 31, 2013. The interest amount included in the unrecognized tax benefit is $171 at March 31, 2013.

The Company operates in multiple jurisdictions throughout the world, and its returns are periodically audited or subject to review by both domestic and foreign tax authorities. During the next twelve months, it is reasonably possible that, as a result of the expiration of various statutes of limitations, the Company’s gross unrecognized tax benefits may decrease by approximately $139 related primarily to issues involving federal and state taxes, all of which if recognized, would affect its effective tax rate.

The Company files a consolidated U.S. income tax return and tax returns in various state jurisdictions. In addition to the U.S., the Company’s major taxing jurisdictions include Canada, Germany and the United Kingdom. The

R. L. Polk & Co. and Subsidiaries 2013 Annual Report

R. L. POLK & CO. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Dollars in thousands)

Company or its subsidiaries remain subject to income tax examination in certain U.S. state jurisdictions for years after March 31, 2007. Further, the Company or its subsidiaries remain subject to income tax examination in Canada for years after March 31, 2008, in Germany for years after March 31, 2007, in the United Kingdom for years after March 31, 2011 and in the U.S. for years after March 31, 2009. An examination of the Company’s March 31, 2010 U.S. tax return was completed during fiscal 2013.

7. LEASES

Substantially all leases are for office space and equipment. The Company has certain leases containing renewal options to extend the life of the lease.

In October 2011, one of the Company’s subsidiaries entered into a build-to-suit lease arrangement with a related party for the construction and subsequent leasing of a building expansion in Columbia, Missouri. Construction completed in fiscal 2013 and as a result of the expansion the original lease terms were modified triggering reevaluation of the accounting treatment under ASC Topic 840, “Leases.” Consequently, the lease classification was changed from an operating to a capital lease and the entire building lease was recorded on the March 31, 2013 Consolidated Balance Sheet at cost of $5,750 with related accumulated depreciation of $288 and a corresponding non-cash financing obligation of $4,761. Depreciation expense on the capital lease for the year ended March 31, 2013 was $288.

Aggregate minimum annual lease commitments under non-cancelable operating and capital leases having initial or remaining terms of more than one year are as follows:

As of March 31, 2013
	Operating	Capital
Fiscal year:	Leases	Leases
2014	$7,915	$681
2015	7,205	681
2016	5,929	681
2017	5,702	681
2018	4,731	681
Thereafter	8,125	6,288
Total minimum lease payments	$39,607	$9,693
Amount representing interest		(4,998)
Obligations under capital leases		4,695
Obligations due within one year		124
Long-term obligations under capital leases		$4,571

Rent expense for operating leases was $8,092 for fiscal 2013; including rent expense paid to related parties of $396 in fiscal 2013.

8. COMMITMENTS AND CONTINGENCIES

Obligation under Software Licensing Agreement
The software assurance licensing agreement expires July 31, 2013. The annual obligation under the agreement is $421. Expense under the agreement was $421 in fiscal 2013.

Obligation under Data Licensing Agreement
The Company has an agreement to license back various data and information tools that it had been using prior to the sale of an operating unit in fiscal 2001. The Company recorded a liability for the net present value of the payments

R. L. Polk & Co. and Subsidiaries 2013 Annual Report

R. L. POLK & CO. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Dollars in thousands)

required under the agreement. The agreement, which was scheduled to expire in fiscal 2011, was cancelled effective December 31, 2009. A new agreement for services was signed effective January 1, 2010. The agreement is for a five year period, with early termination options available for certain services. The obligation balance under the cancelled agreement is being amortized against the expense under the new agreement. Payments under the new agreement average $2,300 annually. The amortization of the obligation balance will reduce the annual expense by $539, resulting in net expense of $1,761 until expiration.

Obligation under Data Center Hosting and other Co-location Agreements
The Company has agreements for the provisioning of data center hosting and co-location services. The agreements expire between 2014 and 2016. Obligations under the agreements are $2,981, $2,659, and $2,290 in fiscal 2014, fiscal 2015 and fiscal 2016, respectively. Expense under the agreements was $1,878 in fiscal 2013.

Obligation under Advertising Contract
One of the Company’s wholly owned subsidiaries has committed to advertising costs of $336 and $14 during fiscal 2014 and fiscal 2015, respectively. Expense under the agreements was $368 in fiscal 2013.

Capital Commitment
The Company became a participant in limited partnerships, Renaissance Venture Capital Fund I, L.P. (“Fund I”) in September 2008 and Renaissance Venture Capital Fund II, L.P. (“Fund II”) in April 2012. These partnerships were formed to expand southeast Michigan’s entrepreneurial capacity in venture capital funds by providing funding to early and mid-stage growth oriented companies in the region. The Company has committed to investing $1,000 in each of Fund I and Fund II, with funding anticipated over a five year period. The remaining obligation as of March 31, 2013 is $520 and $970 on Fund I and Fund II, respectively. Investments in these funds are classified as Level 3 under the provisions of FASB ASC Topic 820, “Fair Value Measurements.”

Tax Related Matters
One of the Company’s subsidiaries is currently being audited by the State of Missouri for sales and use tax, specifically related to the manufacturing exemption. As of the date of the financial statements the Company believes that it is reasonably possible that there will be a liability for Missouri use tax. The estimated range of potential assessment is between $0 and $700.

Pending or Threatened Litigation
The Company is involved in various claims and legal actions arising during the normal course of business. The amount of the liabilities associated with these claims and actions cannot be determined with certainty, however, provisions have been made within the financial statements for those losses where management has determined it is probable a liability will be incurred. Management is of the opinion that resolution of these claims and actions will not result in a material adverse impact to the results of operations, liquidity or financial condition.

10. EMPLOYEE BENEFIT PLANS

Employee Savings and Other Compensation Plans

The Company and its U.S. subsidiaries participate in savings (401(k)) plans that cover substantially all eligible employees. Certain of the Company’s non-U.S. subsidiaries have similar plans. Company contributions to the plans were $2,493 for the year ended March 31, 2013.

The Company and certain of its wholly owned subsidiaries provide long-term incentive benefits to certain key employees and non-employee directors. The benefits are calculated based on a percentage of eligible compensation. Amounts recorded under the plan are included in current liabilities for amounts payable in the coming year with the remainder in other long-term liabilities. Effective March 2012, the Company froze the long-term incentive benefit plan of a wholly owned subsidiary. As of this date no new entrants will be accepted into the plan and incentive credits no longer accrue under the plan.

R. L. Polk & Co. and Subsidiaries 2013 Annual Report

R. L. POLK & CO. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Dollars in thousands)

Effective April 2011, the Company established the R. L. Polk & Co. Phantom Share Plan (“PSP”). The PSP is designed to reward and incent employees and non employee directors, for their long-term contributions to the Company.

The number of shares granted is individually determined at the Company’s discretion and vest over a 5 year period. Grants may be made (but are not guaranteed) with a frequency of every two years. There were 211,020 shares granted under the PSP as of March 31, 2013. During 2013, there were additional conditional shares granted that expire if a change in control event was not triggered by December 2013.

Awarded shares are initially assigned a base value as derived from past financial performance and will be paid out with three annual payments beginning at the end of year five. The value of the payout will be the current phantom share value in excess of the base value. Estimated compensation expense recorded in fiscal 2013 earnings associated with the PSP was $6,072. As of March 31, 2013 there was $7,072 recorded related to the PSP as a liability in long-term incentive plans in the Consolidated Balance Sheet.

Pension and Other Postretirement Benefit Plans

Previously the Company provided pension benefits to certain active employees hired before March 31, 2006, through a defined benefit cash balance pension plan based on a formula of 5% of earnings (inclusive of certain incentive payments) and an investment return based upon fiveyear treasury notes. Effective September 1, 2011 the Polk Retirement Plan was amended to suspend all future benefit accruals. On November 8, 2011 the Company filed a determination letter request with the IRS that upon termination the Polk Retirement Plan satisfies the qualification requirements under the applicable sections of the IRC. Favorable determination was received from the IRS on November 15, 2012 and during the fourth quarter of fiscal 2013 the Company completed the formal termination process. All participants received full payment of their benefit through an annuity purchase or a lump sum payment. Settlement accounting was applied for the year ending March 31, 2013 resulting in a charge of $37,192 recorded to pension losses in the Consolidated Statement of Operations as a result of the termination of the plan.

The Company also maintains a non-qualified Supplemental Executive Retirement Plan(“SERP”), which provides certain unfunded and contingent supplemental retirement benefits to former executive officers of the Company. Pension costs of the SERP are funded when the benefits are paid. This plan was terminated effective January 1, 1997 for those participants not currently receiving benefits.

Prior to 1998, the Company provided postretirement health insurance benefits for eligible employees. Effective April 1, 1997, the Company discontinued providing a postretirement medical benefits subsidy for all employees except for those currently receiving a subsidy or those who would retire within the next five years, and were at least age 55 with ten or more years of service. Employees who were eligible for the postretirement medical benefits after March 31, 2002 were not eligible for the Company’s subsidy. The Company’s policy is to pay for the cost of postretirement benefits when incurred.

The Company froze the postretirement health insurance benefits for all current and future retirees effective January 28, 1996. Consequently, the health care cost trend rate data and the effect of a one-percentage point increase in the assumed health care cost trend rate on net periodic postretirement benefit expense and the accumulated benefit obligation is not applicable. On March 11, 2013, the R. L. Polk & Co. Postretirement Health Plans were amended and restated to terminate the plans effective December 31, 2013.

The Company must recognize a net asset or liability based on the funded status of their defined benefit pension and other postretirement benefit plans. Overfunded plans must be recognized as an asset while underfunded plans are recognized as a liability. Unrecognized prior service costs or credits and net actuarial gains or losses as well as subsequent changes in the funded status are recognized as a component of accumulated comprehensive income, net of tax, in stockholders’ equity.

R. L. Polk & Co. and Subsidiaries 2013 Annual Report

R. L. POLK & CO. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Dollars in thousands)

Obligations and Fair Value of	Defined Benefit		Postretirement
Plan Assets and Funded Status	Pension Plan	SERP Plan	Benefit Plan
at March 31	2013	2013	2013
Benefit obligation	$—	$731	$66
Fair value of plan assets	—	—	—
Funded status	—	(731)	(66)

The accumulated benefit obligation for all defined benefit pension plans was $731 at March 31, 2013.

	Defined Benefit
Amounts recognized in the Consolidated Balance Sheet	Pension Plan	SERP Plan	Postretirement Benefit Plan
at March 31	2013	2013	2013
Noncurrent assets	$—	$—	$—
Current liabilities	—	(135)	(66)
Noncurrent liabilities	—	(596)	—
Long term deferred tax asset	—	206	192
Accumulated other comprehensive income, net of tax	—	323	300

The total periodic benefit cost for the Pension Plan, SERP and Postretirement Benefit Plan was $2,150, $98 and $167, respectively, for the fiscal year ending March 31, 2013.

Other changes in plan assets and benefit obligations recognized in Other Comprehensive Income (pre-tax)	Defined Benefit
	Pension Plan	SERP Plan	Postretirement Benefit Plan
	2013	2013	2013
Net loss (gain)	$6,160	$132	$(60)
Amortization of prior service credit	—	—	(579)
Amortization of net loss	(39,198)	(68)	(137)
Net amount recognized in other comprehensive income	$(33,038)	$64	$(776)
Total amount recognized in net periodic benefit cost, retained earnings and other comprehensive income	$6,305	$161	$(609)

Certain unrealized amounts related to the Company’s pension and postretirement benefit plans were included in “Accumulated other comprehensive loss” on the company’s Consolidated Balance Sheet as of March 31 as follows:

	Defined Benefit		Postretirement Benefit Plan
	Pension Plan	SERP Plan
	2013	2013	2013

Unrecognized net actuarial loss	$—	$529	$492
Deferred taxes on actuarial loss	—	(206)	(192)

R. L. Polk & Co. and Subsidiaries 2013 Annual Report

R. L. POLK & CO. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Dollars in thousands)

Amounts included in accumulated other comprehensive loss at March 31 that are expected to be realized in the next fiscal year are as follows:

	SERP Plan	Postretirement Benefit Plan

Actuarial loss	$85	$1,064
Prior service cost	—	(579)
Settlement cost	—	7

Accumulated benefit obligation in	March 31,
excess of plan assets	2013

Aggregate accumulated benefit obligation	$731
Fair value of plan assets	—
Projected benefit obligation	731

	Defined Benefit		Postretirement Benefit Plan
	Pension Plan	SERP Plan
Assumptions	2013	2013	2013

Weighted average assumptions used to determine benefit obligations at March 31
Discount rate	N/A	2.25%	0.15%

Weighted average assumptions used to determine periodic benefit cost for years ended March 31
Discount rate	4.57%	4.57%	4.57%
Expected long-term rate on assets	4.10%
Rate of compensation increase	N/A

Contributions

Employer contributions, participant contributions and benefit payments were $487, $0 and $4,618 respectively, to its pension plans and $76, $520 and $596, respectively, to its postretirement benefit plan for the fiscal year ending March 31, 2013.

The Company expects to contribute $135 to its benefit plan and $66 to its postretirement benefit plan in fiscal 2014.

Estimated Future Benefit Payments
The following benefit payments, which reflect expected future service as appropriate, are expected to be paid:

Fiscal	SERP	Postretirement
Year	Benefits	Benefits

2014	$135	$66
2015	119	—
2016	104	—
2017	90	—
2018	76	—
Years 2019 - 2023	214	—

R. L. Polk & Co. and Subsidiaries 2013 Annual Report

R. L. POLK & CO. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Dollars in thousands)

11. RESTRUCTURING ACTIVITIES

In fiscal year 2012 and 2013, the Company initiated a restructuring of its North America operations to realign the internal structure of the Company in order to better meet its goals and objectives. The Company recorded charges of $1,685 to cover costs associated with employee terminations.

Employee termination costs

Liability balance at March 31, 2012	$427
Current year charges	1,685
Payments to settle liabilities	(2,112)
Liability balance at March 31, 2013	$—

12. SPECIAL DIVIDEND

In December 2012, the Company paid a special dividend totaling $117,825 to its stockholders of record as of December 10, 2012. The Company borrowed $60,000 on a line of credit (Note 5), liquidated $25,189 of marketable securities and paid $32,636 in cash to fund the transaction.

13. SUBSEQUENT EVENTS (UNAUDITED)

Subsequent to March 31, 2013, the Company has been acquired by IHS Inc. (NYSE:IHS), a global information company. The acquisition of the Company is part of IHS’s growth strategy to build their business of proprietary content and decision support tools that deliver critical information and insight to their customers in the automotive market. Closing of the acquisition occurred on July 15, 2013.

In July 2013, the $40,000 in outstanding borrowings was paid off.

In July 2013, the commitments in Fund I and Fund II were sold to a related party for $503 and there is no remaining obligation.

In July 2013, the PSP was terminated and paid out. Total payments under the PSP were $33,951.

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R. L. Polk & Co. and Subsidiaries 2013 Annual Report